================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------



       Date of Report (Date of Earliest Event Reported): February 17, 2004

                      NORTH ATLANTIC TRADING COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            333-31931                                 13-3961898
----------------------------------     -----------------------------------------
    (Commission File Number)             (I.R.S. Employer Identification No.)

       257 PARK AVENUE SOUTH
        NEW YORK, NEW YORK                                  10010-7304
----------------------------------------------    ------------------------------
    (Address of Principal Executive offices)                (Zip Code)

                                 (212) 253-8185
--------------------------------------------------------------------------------
               (Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if changed Since Last Report)

================================================================================

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

           North Atlantic Trading Company, Inc. ("NATC") announced today that on February 17, 2004 it consummated the refinancing of its existing debt and preferred stock, as well as a general corporate reorganization. The refinancing consisted principally of (1) the offering and sale of $200.0 million principal amount of senior notes by NATC, (2) the entering into an amended and restated loan agreement that provides a $50.0 million senior secured revolving credit facility by NATC and (3) the concurrent offering and sale of $97.0 million aggregate principal amount at maturity of senior discount notes of North Atlantic Holding Company, Inc., a newly formed parent of NATC ("NAHC"). Both the senior notes and the senior discount notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The senior notes and the senior discount notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

           Concurrently with the closing of the refinancing, NATC also called for redemption all of its outstanding 11% senior notes due 2004, in accordance with the terms of the indenture governing such notes, at the applicable redemption price of 100.0% of the principal amount thereof, plus interest accrued to the redemption date of April 2, 2004. NATC currently has outstanding $155.0 million aggregate principal amount of its 11% senior notes due 2004.

           NATC also called for redemption all outstanding shares of its 12% senior exchange payment-in-kind preferred stock, at the applicable redemption price equal to the liquidation preference of the preferred stock ($22.00 per share), plus an amount in cash equal to all accumulated and unpaid dividends to the redemption date of March 18, 2004. The Company will pay the next regularly scheduled dividend payment on the preferred stock in cash on March 15, 2004.

           On February 19, 2004, the board of directors of NAHC declared a cash dividend of $8.20 per share, payable on April 2, 2004, to the holders of record of all the issued and outstanding shares of common stock, $0.01 par value per share, of NAHC as of March 26, 2004.

           Guggenheim Investment Management, LLC and Peter J. Solomon Company Limited, which hold warrants to purchase shares of NAHC's common stock, are entitled to receive a dilution fee as a result of the cash dividend to be paid by NAHC to the holders of its issued and outstanding shares of common stock. This dilution fee is payable on April 2, 2004 and will be equal to $8.20 multiplied by the number of shares of NAHC's common stock that are issuable upon the exercise of their warrants.

           Holders of warrants to purchase shares of NAHC's common stock that are governed by the Warrant Agreement, dated June 25, 1997, between NATC and the Bank of New York (as successor to the United States Trust Company of New York) must exercise their warrants prior to March 26, 2004 for such holder to receive the cash dividend payment. With respect to warrants not exercised prior to March 26, 2004, instead of receiving the cash dividend payment, the number of shares issuable upon the exercise of each warrant shall be adjusted in accordance with the formula set forth in the aforementioned Warrant Agreement.

           North Atlantic Trading Company, Inc. is a holding company which owns National Tobacco Company, L.P., North Atlantic Operating Company, Inc. ("NAOC"), North Atlantic Cigarette Company, Inc. ("NACC"), and its recently acquired subsidiaries, National Tobacco Finance Corporation, Fred Stoker & Sons, Inc., RBJ Sales, Inc. and Stoker, Inc. ("Stoker"). National Tobacco Company is the third largest manufacturer and marketer of loose leaf chewing tobacco in the United States, selling its products under the brand names BEECH-NUT, TROPHY, HAVANA BLOSSOM and DURANGO. NAOC is the largest importer and distributor in the United States of premium cigarette papers and related products, which are sold under the ZIG-ZAG brand name pursuant to an exclusive long-term distribution agreement with Bollore, S.A. NAOC also manufactures and distributes Make-Your-Own cigarette tobaccos under the ZIG-ZAG brand name, pursuant to its trademarks. NACC is a newly formed company created to market and distribute ZIG-ZAG Premium Cigarettes. Stoker manufactures and distributes loose leaf chewing tobacco under STOKER, OUR PRIDE and other brand names and Make-Your-Own cigarette tobaccos under STOKER, OLD HILLSIDE and other brand names.

           The information contained herein, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although NATC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NORTH ATLANTIC TRADING COMPANY, INC.


Date:      February 19, 2004              By:    /s/ David I. Brunson
                                               ---------------------------------
                                                Name:   David I. Brunson
                                                Title:  President